Exhibit 99.1

Digital Recorders, Inc. Announces Second Quarter 2004 Earnings Results

    DALLAS--(BUSINESS WIRE)--Aug. 20, 2004--Digital Recorders, Inc.
(DRI) (Nasdaq:TBUS), a market leader in transit, transportation and law enforcement digital communications and audio enhancement systems, announced today it posted a loss of 1 cent per weighted-average basic and fully diluted share on $11.74 million in revenue for the second quarter 2004. This compares to basic earnings of 6 cents per share and fully diluted, weighted-average earnings of 4 cents per share on $12.52 million in revenue posted during the same period last year. The results include $170,606 of non-recurring, non-cash, financing-related charges and atypical licensing-related income, which boosted gross margin by approximately 5.3 percent of revenue on the quarter.
    "Second quarter 2004 was an active period for DRI. Our common stock reached a record high, which helped the Company raise $5.0 million in capital through private equity placements, as well as convert $4.15 million in outstanding debt securities and $2.1 million in preferred stock into shares of common stock. As a result of these activities, our balance sheet was considerably strengthened. Although our consolidated operations experienced a decrease in revenue for second quarter 2004, we made gains in important markets, including Germany and Australia, as well as in the automatic vehicle location sector of the U.S. market. We believe that the revenue decrease is substantially attributable to order timing although we remain concerned about the market and revenue stream disruptions caused by the delay in passage of reauthorization legislation," David L. Turney, the Company's Chairman, Chief Executive Officer, and President, said.
    The Company filed its second quarter 2004 Form 10-Q with the Securities and Exchange Commission on Aug. 20, 2004, after requesting a 5-day extension by filing Form 12b-25 on Aug. 16, 2004.

    Second Quarter 2004 Financial Results

    For the three months ended June 30, 2004, revenue decreased by 6 percent to $11.7 million and the loss was $97,832, or 1 cent per share on 6,858,851 weighted-average basic and fully diluted shares outstanding. This compares to revenue of $12.52 million and net income of $215,827, or 6 cents per share on 3,812,167 basic shares outstanding and 4 cents per share on 6,198,130 fully diluted, weighted-average shares outstanding for the same period last year. The results are after $92,597 and $44,250 in dividends to preferred shareholders for the three months ended June 30, 2004 and June 30, 2003, respectively.
    For the six months ended June 30, 2004, revenue increased by 2 percent to $23.9 million with a net loss of $12,236, or 0 cents per share on 5,423,802 weighted-average basic and fully diluted shares outstanding. This compares to revenue of $23.44 million and net income of $4,360, or 0 cents per share on 3,808,342 basic shares outstanding and 3,951,223 fully diluted, weighted-average shares outstanding for the same period last year. The results are after $173,378 and $88,500 in dividends to preferred shareholders for the six months ended June 30, 2004 and June 30, 2003, respectively.
    The quarter and year to date results include recognition of a non-recurring, non-cash, financing-related charge of $170,606 primarily related to the recently converted Subordinated Debt previously carried on the balance sheet. Additionally, licensing income increased gross margin by 5.3 percent of revenue on the quarter. This particular type of licensing income is an occasional benefit to the Company; however, for the second quarter, it was substantially higher than typical.
    As of June 30, 2004, the Company had $6.5 million in working capital and $20.7 million in shareholders' equity. This compares to $2.1 million in working capital and $9.1 million in shareholders' equity as of June 30, 2003.
    "Relative to our preliminary announcement, the difference in profitability is primarily related to higher-than-expected legal and public company expense, product margins that were slightly less than expected, and accounting treatment of non-recurring, non-cash, financing-related expenses. The higher public company expense is generally expected to continue as the Company manages the increased expense of Sarbanes-Oxley era reporting and compliance initiatives. The product margins matter is one of period-to-period variations typical to the business and, thus, not considered to be a trend," Mr. Turney said.

    Second Quarter 2004 and Other Recent News Highlights

    -- On April 26, 2004, the Company announced it had completed a $5.0 million private placement of its common stock to certain qualified institutional investors. The Company sold 625,000 shares of common stock to the investors for $8.00 per share. The Company also granted the investors warrants to acquire 125,000 shares of common stock at an exercise price of $8.80 per share, exercisable for a period of five years.

    -- On April 28, 2004, the Company announced its Mobitec AB subsidiary in Sweden had signed a renewed frame agreement with Volvo Bus Corporation. Valid for two years, the agreement is renewable and is a continuation of the relationship that Mobitec has held with Volvo for many years.

    -- On April 30, 2004, the Company announced that certain of its outstanding debt securities and preferred stock had been converted into shares of common stock. Upon such conversions, the Company issued an aggregate of 2,075,000 shares of common stock to the holders.

    -- On April 30, 2004, the Company announced its previously filed Registration Statement on Form S-3, as amended, had been declared effective.

    -- On May 26, 2004, the Company announced its shareholders approved the two proposals put forth for vote at its Annual Meeting of Shareholders, which was held that day at the Radisson Governor's Inn in Research Triangle Park, N.C. Shareholders cast their votes in favor to: (1) elect four Class Three directors to serve until the 2007 Annual Meeting of Shareholders; and (2) amend the Digital Recorders, Inc. 2003 Stock Option Plan to increase by 200,000 the number of shares that may be issued pursuant to awards granted under that Plan. No other business was transacted during the Annual Meeting.

    -- On June 4, 2004, the Company announced its shareholders had elected Nuria I. Fernandez to a three-year term on its Board of Directors during the Annual Meeting of Shareholders. Ms. Fernandez serves as Senior Vice President of Business Development at Earth Tech, an engineering consulting firm headquartered in Long Beach, Calif., and owned by Tyco International Ltd. (NYSE:TYC).

    -- On June 21, 2004, the Company announced its Digital Audio Corporation (DAC) business unit received an order for security-related equipment that will be used during the Games of the XXVIII Olympiad in Athens, Greece. Mr. Turney said that, out of respect for the customer and this order's security-related purpose, the Company was limiting its comments pertaining to specific order details. "However, although this particular order is small, it does illustrate recognition of the utility of DAC's covert technologies in combating terrorism."

    -- On July 8, 2004, the Company announced its Board of Directors voted to amend the Company's current shareholder rights plan to change the expiration date of the purchase rights issued under the plan to July 15, 2004. The Company's shareholder rights plan, which was adopted in 1999, originally had a 10-year term. This amendment resulted in termination of the rights plan on July 15, 2004.

    -- On July 8, 2004, the Company announced its previously filed Registration Statement on Form S-1 was declared effective on that date. The Registration Statement relates to the resale by certain security holders of the Company of 812,500 shares of common stock, consisting of 625,000 outstanding shares and 187,500 shares purchasable under outstanding warrants.

    Long-Term Outlook

    "The Company's outlook for the coming 12 months to 18 months continues to indicate organic top-line growth and profitability for fiscal years 2004 and 2005 before considering any non-cash financing charges should any materialize related to additional financing activities," Mr. Turney said.
    According to Mr. Turney, the delay in federal legislative action to pass the long-awaited reauthorization of federal transportation funding following last year's expiration of the Transportation Equity Act for the 21st Century (TEA-21) is troubling. "The U.S. transit industry has been operating on a series of continuing resolutions passed at the all-time high funding levels in existence at TEA-21's expiration. At issue, however, are the negative effects of uncertainty that the multiple legislative delays have on the industry and market. Both the U.S. House of Representatives and the U.S. Senate have passed a record-high funding bill, but the Bush Administration so far has declined to sign it into law. Related to the security side of our Transportation Communications Segment, it appears that additional funding to enhance transit security measures may materialize in 2005-2006 through the U.S. Department of Homeland Security."

    Conference Call Information

    Senior management will discuss second quarter 2004 earnings results, as well as the Company's long-term outlook, during an investors' conference call on Tuesday, Aug. 24, 2004, at 11:30 a.m. (Eastern).
    To listen to, and participate in, the live questions-and-answers exchange, call one of the following telephone numbers at least five minutes prior to the start time: domestic, 888-694-4768; or international, 973-935-8514. For the convenience of investors, telephone replay will be available through Sept. 7, 2004 via the following telephone numbers: domestic, 877-519-4471 (Replay Pin Number (5100203); or international, 973-341-3080 (Replay Pin Number (5100203).
    To participate via webcast, go to
http://www.viavid.net/detailpage.aspx?sid=00001DF4. For the convenience of investors, the webcast will be archived for six months.

    About the Company

    Digital Recorders, Inc. is a market leader in transit, transportation and law enforcement/security digital communications and audio enhancement systems using proprietary software applications. Our products improve the flow and mobility of people through transportation infrastructure, mitigate security threats, and enhance law enforcement agencies' surveillance capabilities. Our transit communications products -- TwinVision(R) and Mobitec route destination signage systems, Talking Bus(R) voice announcement systems, and Internet-based, automatic vehicle locating and monitoring systems -- enhance public transportation and mitigate security threats worldwide. Our electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and radio/television noise cancellers, help law-enforcement agencies around the globe detect, capture, arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

    Forward-Looking Statements

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statement, express or implied, concerning future events or expectations is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including those described below. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated. It is important to note the Company's actual results could differ materially from those contemplated in the Company's forward-looking statements as a result of various factors. Among other factors, the Company's results will be affected, perhaps materially, by general economic conditions, the availability of national government assistance and funding to local transportation authorities, the adoption and implementation of regulations concerning public transportation services, product demand and market acceptance risks, the effect of import, licensing and trade restrictions, the results of implementing the Company's business plan, the impact on the Company of its relationship with its lenders, the plans and prospects of competitors, the impact of competitive products and pricing, currency fluctuations, infringement by third parties of the Company's trade secrets and other intellectual property, the burdens and costs of defending against potential infringement claims against the Company, and our ability to attract and retain personnel. Refer to the Company's various Securities and Exchange Commission filings, such as its Forms 10-Q and 10-K, for further information about forward-looking statements and risks associated with the Company's business.


               DIGITAL RECORDERS, INC. AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS



                                              June 30,    December 31,
                                                 2004         2003
                                              (Unaudited)
                                             ------------ ------------
ASSETS
--------------------------------------------
Current Assets
 Cash and cash equivalents                      $973,229     $970,222
 Trade accounts receivable, less allowance
  for doubtful accounts of $70,364 at June
  30, 2004 and $115,042 at December 31, 2003   9,708,818    6,974,914
 Other receivables                               394,976      379,369
 Inventories                                  10,449,269    9,797,610
 Prepaids and other current assets               498,296      555,068
                                             ------------ ------------
  Total current assets                        22,024,588   18,677,183
                                             ------------ ------------

Property and equipment, less accumulated
 depreciation of $2,622,619 at June 30, 2004
 and $2,351,651 at December 31, 2003           2,596,545    2,434,589
Goodwill, less accumulated amortization of
 $1,131,393 at June 30, 2004 and $1,144,248
 at December 31, 2003                         10,257,618   10,666,113
Intangible assets, less accumulated
 amortization of $659,289 at June 30, 2004
 and $598,484 at December 31, 2003             1,397,352    1,527,292
Deferred tax assets                              810,846      840,585
Other assets                                     276,371      406,134
                                             ------------ ------------
  TOTAL ASSETS                               $37,363,320  $34,551,896
                                             ============ ============

LIABILITIES  AND  SHAREHOLDERS'  EQUITY
--------------------------------------------
Current Liabilities
 Lines of credit                              $5,710,500   $5,983,051
 Current maturities of long-term debt          2,714,985    1,249,110
 Accounts payable                              4,980,219    6,456,870
 Accrued expenses                              1,845,111    2,334,050
 Deferred tax liabilities                        186,056      193,918
 Preferred stock dividends payable                67,183      117,983
                                             ------------ ------------
  Total current liabilities                   15,504,054   16,334,982
                                             ------------ ------------

Long-term debt and other obligations, less
 current maturities                              837,000    6,647,052
                                             ------------ ------------

Minority interest in consolidated subsidiary     378,129      338,199
                                             ------------ ------------

Commitments and contingencies

Shareholders' Equity
 Series E Redeemable, Nonvoting, Convertible
  Preferred Stock, $.10 par value,
  Liquidation Preference of $5,000 per
  share; 600 shares authorized; 430 and 363
  shares issued and outstanding at June 30,
  2004 and December 31, 2003,
  respectively.                                1,730,374    1,440,295
 Series F Convertible Preferred Stock, $.10
  par value, Liquidation Preference of
  $5,000 per share; 400 shares authorized;
  zero and 300 shares issued and outstanding
  at  June 30, 2004 and December 31, 2003,
  respectively.                                       --    1,500,000
 Series AAA Redeemable, Nonvoting
  Convertible Preferred Stock, $.10 par
  value, Liquidation Preference of $5,000
  per share; 20,000 shares authorized; 246
  and 354 shares issued and outstanding at
  June 30, 2004 and December 31, 2003;
  redeemable at the discretion of the
  Company.                                     1,230,000    1,770,000
 Common stock, $.10 par value, 25,000,000
  shares authorized; 7,973,874 and 3,944,475
  issued and outstanding at June 30, 2004
  and December 31, 2003.                         797,388      394,447
 Additional paid-in capital                   24,468,732   13,259,542
 Accumulated other comprehensive income -
  foreign currency translation                 1,681,367    2,271,823
 Accumulated deficit                          (9,263,724)  (9,404,444)
                                             ------------ ------------
  Total shareholders' equity                  20,644,137   11,231,663
                                             ------------ ------------
  TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY $37,363,320  $34,551,896
                                             ============ ============


               DIGITAL RECORDERS, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
       FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2004 AND 2003



                 Three Months Ended June 30, Six Months Ended June 30,
                 --------------------------- -------------------------
                      2004          2003         2004         2003
                 -------------- ------------ ------------ ------------

Net sales          $11,745,827  $12,520,913  $23,881,533  $23,438,106
Cost of sales        6,709,037    7,514,008   13,761,151   13,947,593
                 -------------- ------------ ------------ ------------
 Gross profit        5,036,790    5,006,905   10,120,382    9,490,513
                 -------------- ------------ ------------ ------------

Operating
 expenses:
 Selling,
  general and
  administrative     4,557,929    3,837,034    8,313,117    7,539,350
 Research and
  development          237,227      531,963      970,726    1,181,959
                 -------------- ------------ ------------ ------------
   Total
    operating
    expenses         4,795,156    4,368,997    9,283,843    8,721,309
                 -------------- ------------ ------------ ------------

 Operating
  income               241,634      637,908      836,539      769,204
                 -------------- ------------ ------------ ------------

Other income            32,734       14,138       65,019       33,621
Foreign currency
 translation
 gain (loss)            19,138      100,015      (95,508)     128,674
Interest
 expense, net         (341,257)    (279,621)    (574,289)    (589,443)
                 -------------- ------------ ------------ ------------
   Total other
    expense and
    interest
    expense           (289,385)    (165,468)    (604,778)    (427,148)
                 -------------- ------------ ------------ ------------

 Income (loss)
  before income
  taxes                (47,751)     472,440      231,761      342,056

Income tax
 benefit
 (expense)              32,825     (200,173)     (44,098)    (199,572)
                 -------------- ------------ ------------ ------------

 Income (loss)
  before
  minority
  interest in
  income of
  consolidated
  subsidiary           (14,926)     272,267      187,663      142,484

Minority
 interest in
 income (loss)
 of consolidated
 subsidiary              9,691      (12,190)     (26,521)     (49,624)
                 -------------- ------------ ------------ ------------

 Net income
  (loss)                (5,235)     260,077      161,142       92,860

Preferred stock
 dividends             (92,597)     (44,250)    (173,378)     (88,500)
                 -------------- ------------ ------------ ------------

 Net income
  (loss)
  applicable to
  common
  shareholders        $(97,832)    $215,827     $(12,236)      $4,360
                 ============== ============ ============ ============

Earnings per
 share:
 Net income
  (loss) per
  share
  applicable to
  common
  shareholders:
   Basic                $(0.01)       $0.06          $--          $--
                 ============== ============ ============ ============
   Diluted              $(0.01)       $0.04          $--          $--
                 ============== ============ ============ ============

 Weighted
  average number
  of common
  shares and
  common
  equivalent
  shares
  outstanding:
   Basic             6,858,851    3,812,167    5,423,802    3,808,342
                 ============== ============ ============ ============
   Diluted           6,858,851    6,198,130    5,423,802    3,951,223
                 ============== ============ ============ ============


    CONTACT: Digital Recorders, Inc., Dallas
             Veronica B. Marks, 214-378-4776
             Fax: 214-378-8437
             E-Mail: veronicam@digrec.com
             www.digrec.com